                                                                      EXHIBIT 22
                                                                      ----------

                 SUBSIDIARIES (DIRECT AND INDIRECT) OF CAMPBELL

NAME OF SUBSIDIARY AND NAME                                                     JURISDICTION OF
UNDER WHICH IT DOES BUSINESS                                                     INCORPORATION
- ----------------------------                                                    ---------------
Arnotts Limited                                                                    Australia
Campbell Finance Corp.                                                             Delaware
Campbell Investment Company                                                        Delaware
Campbell Sales Company                                                             New Jersey
Campbell Soup Company Ltd--Les Soupes Campbell Ltee                                Canada
Campbell's Australasia Pty. Limited                                                Australia
Campbell's de Mexico, S.A. de C. V.                                                Mexico
Campbell's Fresh, Inc.                                                             Ohio
Campbell's U.K. Limited                                                            England
Compania Envasadora Loreto, S.A.                                                   Spain
Godiva Chocolatier, Inc.                                                           New Jersey
Herider Farms, Inc.                                                                Texas
Joseph Campbell Company                                                            New Jersey
N.V. Biscuits Delacre S.A.                                                         Belgium
N.V. Campbell Food & Confectionery Coordination Center Continental Europe S.A.     Belgium
N.V. Godiva Belgium S.A.                                                           Belgium
Pepperidge Farm, Incorporated                                                      Connecticut
Sanwa Foods, Inc.                                                                  California
Societe Francaise des Biscuits Delacre S.A.                                        France
Swift-Armour Sociedad Anonima Argentina                                            Argentina
Vlasic Foods, Inc.                                                                 Michigan


The foregoing does not constitute a complete list of all subsidiaries of the registrant. The subsidiaries which have been omitted do not, in the aggregate, (i) represent more than 10% of the assets of Campbell and its consolidated subsidiaries, (ii) contribute more than 10% of the total sales and revenues of Campbell and its consolidated subsidiaries or (iii) contribute more than 10% of the income before taxes and extraordinary items of Campbell and its consolidated subsidiaries. Campbell owns 61% of the outstanding shares of Arnotts Limited.





                                      E-7